UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         May 15, 2025

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

5420 S. Durango Dr., Las Vegas, Nevada, 89113
(Address of principal executive offices) (Zip Code)

(702) 923-9000
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.
The stockholders of the Company voted on the three proposals listed below at the Company’s Annual Meeting of Stockholders held on May 15, 2025. The proposals are described in detail in the Definitive Proxy Statement.

Proposal 1 — Election of Directors
Votes regarding the election of Mark Besca, Irwin Chafetz, Micheline Chau, Patrick Dumont, Charles D. Forman, Robert G. Goldstein, Lewis Kramer, Alain Li and Micky Pant to serve on the Board of Directors until the 2026 Annual Meeting of Stockholders, were as follows:

Nominees for Director	Votes For	Votes Withheld	Broker Non-Votes
Mark Besca	659,462,909	1,675,664	18,143,807
Irwin Chafetz	587,606,332	73,532,241	18,143,807
Micheline Chau	539,119,151	122,019,422	18,143,807
Patrick Dumont	602,792,246	58,346,327	18,143,807
Charles D. Forman	588,539,981	72,598,592	18,143,807
Robert G. Goldstein	593,196,990	67,941,583	18,143,807
Lewis Kramer	569,627,229	91,511,344	18,143,807
Alain Li	554,685,346	106,453,227	18,143,807
Micky Pant	653,872,323	7,266,250	18,143,807

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm
Votes to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, were as follows:

Votes For	Votes Against	Abstentions
675,494,521	3,703,863	83,996

Proposal 3 — An Advisory (Non-Binding) Vote on Executive Compensation
Votes to approve an advisory (non-binding) resolution on executive compensation were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
412,041,478	248,143,010	954,085	18,143,807

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 16, 2025

LAS VEGAS SANDS CORP.
By:	/S/ D. ZACHARY HUDSON
Name: D. Zachary Hudson Title: Executive Vice President, Global General Counsel and Secretary